Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

FERGUSON ENTERPRISES INC.

The undersigned, being an authorized officer of Ferguson Enterprises Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY as follows:

FIRST: The name of the Corporation is Ferguson Enterprises Inc. The Corporation was incorporated by the filing of its original certificate of incorporation with the Delaware Secretary of State on February 5, 2024 (the “Original Certificate of Incorporation”).

SECOND: The Amended and Restated Certificate of Incorporation restates and integrates and further amends the Original Certificate of Incorporation in its entirety to read as set forth in Exhibit A attached hereto and made a part hereof (the “Amended and Restated Certificate of Incorporation”).

THIRD: The Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware and by the written consent of its stockholders in accordance with Section 228 of the General Corporation Law of the State of Delaware.

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IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed by its duly authorized officer on this 22nd day of July, 2024.

FERGUSON ENTERPRISES INC.

By:	/s/ Ian Graham
	Name:	Ian Graham
	Title:	Corporate Secretary

Exhibit A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

FERGUSON ENTERPRISES INC.

ARTICLE ONE

The name of the corporation is Ferguson Enterprises Inc. (the “Corporation”).

ARTICLE TWO

The address of the Corporation’s registered office in the State of Delaware is 1521 Concord Pike, Suite 201, Wilmington, County of New Castle, Delaware 19803. The name of its registered agent at such address is Corporate Creations Network Inc.

ARTICLE THREE

The nature and purpose of the business of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (“DGCL”).

ARTICLE FOUR

Section 1. Authorized Shares. The total number of shares of capital stock which the Corporation shall have authority to issue is 500,000,000 shares of Common Stock, par value $0.0001 per share (the “Common Stock”). The Common Stock shall have the designations, rights, powers and preferences and the qualifications, restrictions and limitations thereof, if any, set forth below.

Section 2. Common Stock.

(a) Except as otherwise provided by the DGCL or this certificate of incorporation (as it may be amended, restated, modified and/or supplemented from time to time, the “Certificate of Incorporation”), all of the voting power of the stockholders of the Corporation shall be vested in the holders of the Common Stock. Each share of Common Stock shall entitle the holder thereof to one vote for each share held by such holder on all matters voted upon by the stockholders of the Corporation.

(b) Subject to the provisions of law and this Certificate of Incorporation, holders of Common Stock shall be entitled to receive equally, on a per share basis, such dividends and other distributions in cash, securities or other property of the Corporation if, as and when declared thereon by the Board from time to time out of assets or funds of the Corporation legally available therefor.

(c) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the Corporation’s debts and any other payments required by law, the remaining assets of the Corporation shall be distributed to the holders of shares of Common Stock equally on a per share basis. Subject to the provisions of this Certificate of Incorporation, a merger or consolidation of the Corporation with or into any other corporation or other entity, or a sale or conveyance of all or any part of the assets of the Corporation shall not be deemed to be a voluntary or involuntary liquidation or dissolution or winding up of the Corporation within the meaning of this Paragraph (c).

ARTICLE FIVE

Section 1. Board of Directors. Except as otherwise provided in this Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board.

Section 2. Number of Directors. The number of the directors shall be determined from time to time by resolution adopted by the Board. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director. For the avoidance of doubt, a decrease in the number of directors effective upon the election of directors at an annual meeting shall not be deemed to shorten the term of any incumbent director who is not reelected at such annual meeting.

Section 3. Election and Term of Office. Directors shall be elected to hold office until the first annual meeting of stockholders held after such director’s election or appointment and, unless the number of directors is reduced effective at such annual meeting in accordance with Article FIVE, Section 2, until such director’s successor shall have been elected and qualified or until his or her earlier death, resignation, disqualification or removal. Elections of directors need not be by written ballot unless the Bylaws of the Corporation (as amended, restated, modified and/or supplemented from time to time, the “Bylaws”) shall so provide.

Section 4. Newly Created Directorships and Vacancies. Newly created directorships resulting from any increase in the authorized number of directors and vacancies on the Board resulting from death, resignation, disqualification, removal or other cause shall only be filled by the affirmative vote of a majority of the remaining directors then in office or by a sole remaining director, even though less than a quorum of the Board. Any director appointed in accordance with the preceding sentence of this Section 4 shall hold office until the first annual meeting of the stockholders held after such director’s appointment for the purpose of electing directors and, unless the number of directors is reduced effective at such annual meeting in accordance with Article FIVE, Section 2, until such Director’s successor shall have been elected and qualified or until his or her earlier death, resignation, disqualification or removal.

Section 5. Removal and Resignation of Directors. Directors may be removed with or without cause upon the affirmative vote of stockholders representing a majority of the voting power of the then outstanding shares of the Corporation entitled to vote generally in the election of directors, at a meeting of the Corporation’s stockholders called for that purpose. Any director may resign at any time upon notice in writing or by electronic transmission to the Corporation.

Section 6. Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

ARTICLE SIX

Section 1. Limitation of Liability. To the fullest extent permitted by the DGCL, as it now exists or may hereafter be amended, a director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer.

Section 2. Indemnification. To the fullest extent permitted by the DGCL, as it now exists or may hereafter be amended, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which the DGCL permits the Corporation to provide indemnification) through provisions in the Bylaws, agreements with such directors, officers, agents or other persons, votes of stockholders or disinterested directors, or otherwise.

Section 3. Amendments. Neither the amendment nor repeal of this ARTICLE SIX, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this ARTICLE SIX, nor, to the fullest extent permitted by law, any modification of the relevant provisions of the DGCL or any other law shall: (i) eliminate, reduce or otherwise adversely affect any right or protection of a current or former director, officer or agent of the Corporation (or any other person to which the DGCL permits the Corporation to provide indemnification) existing at the time of such amendment, repeal, adoption or modification with respect to any acts or omissions of such director, officer, agent or other person that occurred or allegedly occurred prior to, such amendment, repeal or modification; or (ii) increase the liability of a current or former director, officer or agent of the Corporation (or any other person to which the DGCL permits the Corporation to provide indemnification) with respect to any acts or omissions of such director, officer, agent or other person that occurred or allegedly occurred prior to, such amendment, repeal or modification. For the avoidance of doubt, if the DGCL or any other law is amended to (i) authorize corporate action further eliminating or limiting the personal liability of directors or officers of the Corporation, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL or such other law as so amended or (ii) increase the extent to which a corporation may indemnify (or advance expenses to) its directors, officers and agents (and any other persons to which the DGCL permits indemnification), then the Corporation shall be authorized to provide indemnification (and advancement of expenses) to the fullest extent permitted by the DGCL or such other law as so amended.

ARTICLE SEVEN

Section 1. Action by Written Consent. Any action required or permitted to be taken by the Corporation’s stockholders may be taken only at a duly called annual or special meeting of the Corporation’s stockholders, and the power of stockholders to act by consent without a meeting is specifically denied.

Section 2. Special Meetings of Stockholders. Special meetings of stockholders of the Corporation for any purpose or purposes shall be called only in compliance with and subject to the requirements, limitations and procedures as may be set forth in the Bylaws.

Section 3. Amendments to the Bylaws. In furtherance and not in limitation of the powers conferred by law, the Bylaws may be amended, altered or repealed, and new bylaws may be made by, (i) the Board or (ii) the stockholders by the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of the Corporation entitled to vote thereon, voting together as a single class.

Section 4. Amendments to this Certificate of Incorporation. The Corporation hereby reserves the right at any time and from time to time to amend, alter or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the DGCL may be added or inserted, in the manner now or hereafter prescribed by the DGCL, and all rights, preferences and privileges of whatsoever nature conferred on stockholders, directors or any other persons whomsoever therein granted are subject to this reservation.

ARTICLE EIGHT

Section 1. Exclusive Forum.

(a) Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a duty (including any fiduciary duty) by, or other wrongdoing by, any current or former director, officer, employee, agent or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any current or former director, officer, employee, agent or stockholder of the Corporation arising out of or relating to any provision of the DGCL, this Certificate of Incorporation or the Bylaws, (iv) any action to interpret, apply, enforce or determine the validity of this Certificate of Incorporation or the Bylaws, (v) any action asserting a claim against the corporation or any current or former director, officer, employee, agent or stockholder of the Corporation governed by the internal affairs doctrine, (vi) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL or (vii) any action as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware. For the avoidance of doubt, this Section 1(a) of ARTICLE EIGHT shall not apply to any action or proceeding asserting a claim under the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended.

(b) Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act against the Corporation or any director, officer, employee or agent of the Corporation.

Section 2. Notice. Any Person purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation (including, without limitation, shares of Common Stock) shall be deemed to have notice of and to have consented to the provisions of this ARTICLE EIGHT.

ARTICLE NINE

If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not, to the fullest extent permitted by law, in any way be affected or impaired thereby.

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